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                                                                   EXHIBIT 23.10





                        CONSENT OF CERTIFIED APPRAISER




      As an independent certified appraiser, I hereby consent to the incorporation by reference in this registration statement of our report dated May 20, 1997 included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "Brick House Realty, Inc." included in this registration statement.


BRICK HOUSE REALTY, INC.


/s/ John W. Quade, Jr.
______________________
John W. Quade, Jr.




June 25, 1998